UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:  (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common, $0.0033 par value	IDSA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07        Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company on November 20, 2019, shareholders (1) elected each of the five Company nominees to serve a one-year term on the Company's Board of Directors; (2) approved the sale of substantially all of the assets of the Company (the “Asset Sale”); (3) approved the dissolution of the Company, contingent upon the consummation of the Asset Sale; (4) approved an amendment to the Company’s Articles of Incorporation to change the Company’s name to “Recycling Asset Holdings, Inc.,” contingent upon the consummation of the Asset Sale; (5) approved (on an advisory basis) certain severance compensation payable as a result of the Asset Sale and dissolution; (6) ratified the appointment of MCM CPAs & Advisors LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019; (7) approved (on an advisory basis) the compensation paid to the Company’s Named Executive Officers; (8) determined (on an advisory basis) the frequency of an advisory vote to approve the compensation paid to the Company’s Named Executive Officers; and (9) approved the authority of the Board of Directors to adjourn or postpone the annual meeting to solicit additional proxies. The results of the voting are shown below.

Proposal 1 - Election of Board of Directors

Company Nominees	Votes For	Votes Withheld	Broker Non-Votes
Orson Oliver	3,822,806	1,345,655	2,883,164
Albert A. Cozzi	4,502,745	665,716	2,883,164
Vince Tyra	3,783,950	1,384,511	2,883,164
William Yarmuth	3,731,905	1,436,556	2,883,164
Todd L. Phillips	3,723,427	1,445,034	2,883,164

Proposal 2 – Approval of the Sale of Substantially all of the Assets of the Company

Votes For	Votes Against	Abstain	Broker Non-Votes
4,834,676	280,714	53,071	2,883,164

Proposal 3 – Approval of the Dissolution of the Company

Votes For	Votes Against	Abstain	Broker Non-Votes
4,833,119	281,414	53,928	2,883,164

Proposal 4 – Approval of Amendment to the Company’s Articles of Incorporation to Change the Company’s Name to “Recycling Asset Holdings, Inc.”

Votes For	Votes Against	Abstain	Broker Non-Votes
7,309,116	502,346	240,163	—

Proposal 5 – Advisory Approval of Certain Severance Compensation

Votes For	Votes Against	Abstain	Broker Non-Votes
2,971,992	2,140,369	56,100	2,883,164

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Proposal 6 - Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
7,438,571	512,105	100,949	—

Proposal 7 – Advisory Approval of Compensation Paid to the Company’s Named Executive Officers

Votes For	Votes Against	Abstain	Broker Non-Votes
2,981,095	1,965,360	222,006	2,883,164

Proposal 8 – Advisory Determination of Frequency of an Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
4,350,981	17,307	337,861	462,312	—

A majority of the votes cast by shareholders voted, on an advisory basis, to approve the recommendation of the Company’s board of directors to hold an advisory vote to approve executive compensation every year.  In line with this recommendation by our shareholders, we have determined that we will include an advisory shareholder vote on executive compensation in the Company’s proxy materials annually until the next required advisory vote on the frequency of shareholder votes on executive compensation.

Proposal 9 – Approval of Authority of Board of Directors to Adjourn or Postpone the Meeting to Solicit Additional Proxies

Votes For	Votes Against	Abstain	Broker Non-Votes
7,262,763	634,205	154,657	—

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SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date:	November 20, 2019	By:	/s/ Todd L. Phillips
Todd L. Phillips
President, Chief Executive Officer and Chief Financial Officer